================================================================================


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): MARCH 25, 1998
                              DRYPERS CORPORATION
            (Exact name of registrant as specified in its charter)

       DELAWARE                         0-23422                         76-0344044
(State of Incorporation)         (Commission File No.)       (IRS Employer Identification No.)

        5300 MEMORIAL, SUITE 900
           HOUSTON, TEXAS                                                   77007
(Address of principal executive offices)                                  (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 869-8693


================================================================================

ITEM 5.   OTHER EVENTS

     On March 18, 1998, Drypers Corporation ("the Company") announced the closing of its private sale of $30 million aggregate principal amount of 10 1/4% Senior Notes due 2007 (the "10 1/4% Notes"). The 10 1/4% Notes were sold at 103.625% of par. The proceeds of this offering will be used to repay certain indebtedness, finance capital expenditures, and for general corporate purposes. The 10 1/4% Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered and sold in the United States absent registration under such Act or an applicable exemption from registration.

     A copy of the Company's press release dated March 18, 1998, which describes the foregoing is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

     The following document is filed as an exhibit to this report in accordance with Item 601 of Regulation S-K.

     99.1 Press release of Drypers Corporation dated March 18, 1998.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DRYPERS CORPORATION

Dated: March 25, 1998         By: /s/ Walter V. Klemp
       --------------             --------------------------
                                  Walter V. Klemp
                                  Chairman of the Board and
                                  Co-Chief Executive Officer